EXHIBIT 99.1




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                           PURCHASE AND SALE AGREEMENT

                                 by and between

                             PACIFICA BP INVESTORS I
                        a California general partnership
                                   ("Seller")

                                       and

                           HARVARD PROPERTY TRUST, LLC
             a Delaware limited liability company doing business as
                           "Behringer Harvard Funds"
                                   ("Buyer")

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                                  APRIL 4, 2005

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                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is made and entered into, effective as of April 4, 2005 (the "EFFECTIVE DATE"), by and between PACIFICA BP INVESTORS I, a California general partnership ("SELLER"), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company doing business as "Behringer Harvard Funds" ("BUYER").

        RECITALS:

        Seller and Buyer have agreed to execute this Agreement in order to memorialize the terms and conditions on which Seller shall sell to Buyer, and Buyer shall purchase from Seller, the "Property" described below.

        AGREEMENTS:

        NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. DEFINITIONS. The following terms shall have the following definitions in this Agreement:

        1.1     APPROVAL DATE. The last day of the Due Diligence Period.

        1.2 APPURTENANT RIGHTS. All of Seller's right, title and interest, if any, in and to any rights and appurtenances pertaining to the Land, including minerals, oil and gas rights, air, water and development rights, roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in profits or rights or appurtenances pertaining to the Land.

        1.3 BUSINESS DAY. Any day other than a Saturday, Sunday or legal holiday recognized in the State of California.

        1.4 CLOSING. The time and date when the Deed conveying fee title to the Real Property is recorded in the County Recorder's Office of Los Angeles County and payments and deliveries required by the terms of this Agreement are made to Seller and Buyer.

        1.5 CLOSING DATE. The date that is thirty (30) days after the expiration of the Due Diligence Period, PROVIDED THAT:

                (A) EXTENSION BY BUYER. Buyer may elect to extend the Closing Date for up to an additional thirty (30) days by delivering, within twenty five (25) days following the expiration of the Due Diligence Period: (i) to Seller and Escrow a written notice of such election, specifying the extended Closing Date (which shall not be more than thirty (30) days after the originally scheduled Closing Date), and (ii) to Escrow the additional sum of One Million Dollars ($1,000,000), which shall be held as a deposit and applied toward the purchase price at the Closing.

                (B) EXTENSION BY SELLER. Seller may elect to extend the Closing Date for up to an additional thirty (30) days by delivering to Buyer and Escrow, within twenty five (25) days following the expiration of the Due Diligence Period, a written notice of such election, specifying the extended Closing Date (which shall not be more than thirty (30) days after the originally scheduled Closing Date.

        1.6 DEED. The grant deed to be used to convey title to the Real Property to Buyer. Such deed shall be in form and content as EXHIBIT 3 attached hereto.

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        1.7     DUE DILIGENCE DOCUMENTS. The documents listed in EXHIBIT 2 attached hereto.

        1.8 DUE DILIGENCE PERIOD. The period commencing on the Effective Date and ending at 5:00 p.m., Pacific Time, on the first Business Day following the Effective Date.

        1.9 EFFECTIVE DATE. The date identified as the "Effective Date" in the first paragraph of this Agreement, which shall be the date this Agreement is executed by both Buyer and Seller.

        1.10    ESCROW AGENT. TICOR Title Company, through its offices at:

                     TICOR Title Company of California
                     ATTN:  Ms. Rita Flood
                     17911 Von Karmen Avenue, Suite 275
                     Irvine, CA 92614
                     Telephone: (949) 224-4700
                     Facsimile: (949) 224-4756

        1.11 IMPROVEMENTS. All buildings, structures, parking areas, and other improvements erected or located on the Land and all fixtures therein owned by Seller.

        1.12 INTANGIBLE PROPERTY. All intangible property to the extent owned or held by Seller in connection with the management, maintenance, repair and operation of the Real Property and the Personal Property, including but not limited to (a) all construction, engineering, consulting, architectural and other similar contracts and any and all amendments and modifications thereto, concerning the design or construction of any or all of the Real Property and all warranties with respect thereto (including all statutory, express and implied warranties), (b) all architectural drawings plans, specifications, soils tests, appraisals, engineering reports and similar materials relating to any or all of the Real Property, (c) all payment and performance bonds or guaranties and any and all modifications and extensions thereof relating to the Real Property, (d) all governmental entitlements (including, but not limited to, all environmental impact reports, negative declarations, map approvals, conditional use permits, building permits and certificates of occupancy for the Improvements), permissions, environmental clearances, authority to subdivide the Land, rights, licenses and permits which relate to all or any of the Real Property, (e) all general intangibles relating to the development or use of the Real Property, including, without limitation, all names under which or by which the Real Property or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Real Property, (f) all refunds and payments of any kind relating to the construction, operation, occupancy, use and/or disposition of any or all of the Real Property, and (g) all proceeds and claims arising on account of any damage to or taking of the Real Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property.

        1.13 LAND. That certain fee simple parcel of land situated at 211 E. Ocean Boulevard, City of Long Beach, County of Los Angeles, California, and more particularly described in EXHIBIT 1 attached hereto.

        1.14 PERMITTED ENCUMBRANCES. The encumbrances to title to the Real Property approved or deemed approved by Buyer pursuant to Section 5.1(a), below, PROVIDED, HOWEVER, the Permitted Encumbrances shall not include any deeds of trust, mortgages, judgment liens, mechanic's liens, income tax liens, or other similar liens securing monetary obligations (excluding nondelinquent real

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property taxes and assessments), all of which shall be paid or otherwise discharged by Seller prior to or concurrently with the Closing.

        1.15 PERSONAL PROPERTY. All items of tangible personal property to the extent owned or held by Seller and that are affixed to, installed in or used in connection with the Improvements, if any. A list of the Personal Property to be conveyed to Buyer at Closing shall be provided to Buyer within two (2) Business Days after the Effective Date of this Agreement.

        1.16 PROPERTY. The Real Property, Appurtenant Rights, Leases, the Personal Property and the Intangible Property.

        1.17 PURCHASE PRICE. The sum of Seventeen Million Seven Hundred Twenty-five Thousand Dollars ($17,725,000.00).

        1.18    REAL PROPERTY. The Land and the Improvements.

        1.19 SERVICE CONTRACTS. The contracts between Seller and various service providers or other parties pertaining to the management, maintenance and operation of the Real Property.

        1.20 TENANT LEASES. Those certain leases (including all amendments thereto) of portions of the Real Property under which Seller is the lessor, any guaranties thereof, and any security deposits and prepaid rent paid or deposited by tenants of the Property (the "LEASES"). Copies of the Leases in effect as of the Effective Date shall be provided to Buyer within two (2) Business Days after the Effective Date of this Agreement.

        1.21    TITLE COMPANY. TICOR Title Company, through its offices at:

                     TICOR Title Company of California
                     ATTN:  Ms. Rita Flood
                     17911 Von Karmen Avenue, Suite 275
                     Irvine, CA 92614
                     Telephone: (949) 224-4700
                     Facsimile: (949) 224-4756

        1.22 TITLE POLICY. The Title Policy to be issued by the Title Company at Closing, insuring Buyer's title to the Property, which Title Policy shall be an American Land Title Association ("ALTA") owner's extended coverage policy of title insurance (1970 Form B), with such endorsements thereto as shall be specified by Buyer.

2. SALE AND PURCHASE OF PROPERTY. Seller hereby agrees to sell the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller at the price and on the terms, covenants and conditions set forth in this Agreement.

3. PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price to Seller as follows:

        3.1     DEPOSIT.

                (A) INITIAL DEPOSIT. Within two (2) Business Days following the Effective Date, Buyer will deposit with Escrow Agent the sum of Five Hundred Thousand Dollars ($500,000.00) (the "DEPOSIT").

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                (B)     ADDITIONAL DEPOSIT. Within two (2) Business Days
following the expiration of Buyer's Due Diligence Period (if this Agreement then remains in effect), Buyer shall deposit with Escrow Agent the additional sum of Five Hundred Thousand Dollars ($500,000.00) (the "ADDITIONAL DEPOSIT"), thereby bringing the aggregate deposit by Buyer to One Million Dollars ($1,000,000) (the "DEPOSIT").

                (C) INTEREST. Any interest accruing on the Deposit shall accrue to Buyer.

        3.2 BALANCE OF PURCHASE PRICE. The balance of the Purchase Price (reduced, if applicable, by the additional $1,000,000 that Buyer shall have deposited with Escrow Agent pursuant to Section 1.5, above, upon an election by Buyer to extend the Closing Date) shall be paid in cash at the Closing.

        3.3 ADDITIONAL PROVISIONS RE DEPOSIT. Seller and Buyer further agree as follows:

                (A) DISPOSITION UPON CLOSING. If the Closing occurs as provided herein, then the Deposit together with any interest thereon shall be applied to the Purchase Price.

                (B) TERMINATION--BUYER'S BREACH. If this Agreement is terminated as a consequence of a material breach by Buyer, then the Deposit shall constitute liquidated damages as provided in Section 11, below.

                (C) TERMINATION--OTHER. If this Agreement is terminated for any cause other than a material breach by Buyer, then the Deposit shall be refunded in full to Buyer.

4. ESCROW; REPORTING PERSON. Escrow Agent shall act as escrowee under this Agreement. An executed copy of this Agreement shall be delivered to Escrow Agent by both parties within two (2) Business Days following the Effective Date of this Agreement, which shall serve as initial escrow instructions and the parties hereby instruct Escrow Agent to act in accordance with the terms of this Agreement. Buyer and Seller shall execute such further escrow instructions as may be required by Escrow Agent to consummate the transactions contemplated by this Agreement, but in the event of any conflict between the provisions of such escrow instructions and this Agreement, the provisions of this Agreement shall control. Pursuant to Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the "REPORTING REQUIREMENTS") Seller and Buyer desire to designate Title Company as the "Reporting Person" (as defined in the Reporting Requirements) with respect to the purchase and sale of the Property pursuant to this Agreement, and by signing at the end of this Agreement, Title Company agrees to act as the "Reporting Person."

        4.1 BUYER'S DELIVERIES. Buyer shall make the following deliveries to Escrow Agent:

                (A) INITIAL DEPOSIT. Within two (2) Business Days following the Effective Date, Buyer will deliver to Escrow Agent the $500,000.00 Initial Deposit.

                (B) ADDITIONAL DEPOSIT. Within two (2) Business Days following the expiration of the Due Diligence Period, Buyer will deliver to Escrow Agent the $500,000.00 Additional Deposit.

                (C) BALANCE PURCHASE PRICE AND CLOSING COSTS. No later than 3:00 p.m. Pacific Time on the Closing Date, Buyer shall deliver to Escrow Agent immediately available funds in an amount equal to the sum of (i) the balance of the Purchase Price (reduced, if applicable, by the additional $1,000,000 that Buyer shall have deposited with Escrow Agent pursuant to Section 1.5, above, upon an election by Buyer to extend the Closing Date), and (ii) Buyer's costs, fees and prorations.

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                (D)     ASSIGNMENT AND ASSUMPTION DOCUMENTS. No later than 3:00
p.m. Pacific Time on the Closing Date, Buyer shall deliver to Escrow Agent the following documents bearing Buyer's signature: (i) Assignment of Leases in form and of content as EXHIBIT 4, and (ii) Assignment of Contracts in form and of content as EXHIBIT 5.

        4.2 SELLER'S DELIVERIES. Seller shall make the following deliveries hereunder:

                (A) DELIVERIES TO ESCROW. No later than 3:00 p.m. on the Closing Date, Seller shall deliver to Escrow:

                        (I) GRANT DEED. The Deed conveying the Real Property to Buyer, signed and acknowledged by Seller and such person(s) as Title Company requires in order to issue the Title Policy.

                        (II) ASSIGNMENT AND ASSUMPTION DOCUMENTS. The following documents bearing Seller's signature: (A) Assignment of Leases in form and of content as EXHIBIT 4, (B) Assignment of Contracts in form and of content as EXHIBIT 5, (C) Bill of Sale in form and of content as EXHIBIT 6, and (D) a General Assignment in form and of content as EXHIBIT 7.

                        (III) DISCHARGE OF ENCUMBRANCES, SELLER'S CHARGES. If the funds deposited into Escrow by Buyer are insufficient to (A) discharge all encumbrances other than the Permitted Encumbrances, and (B) pay the charges to Seller's prorations, fees and costs, Seller will deliver to Escrow Agent sufficient funds and instruments to discharge and pay such encumbrances and charges.

                        (IV) TENANT NOTICE LETTER. A letter executed by Seller in the form prepared by Buyer informing the tenants under the Leases of the sale of the Property to Buyer and providing instructions for delivery of future rent payments.

                        (V) SERVICE PROVIDER NOTICE LETTER. A letter executed by Seller in the form prepared by Buyer, informing service providers of the sale of the Property to Buyer and providing contact and notice information.

                        (VI) AFFIDAVIT OF NON-FOREIGN STATUS. Declarations bearing Seller's signature pursuant to (A) Internal Revenue Code section 1445, in form and of content as EXHIBIT 8 attached hereto, and (B) California Revenue and Taxation Code section 18662 confirming if this transaction is subject to California "at-source" withholding. If this transaction is subject to withholding under Internal Revenue Code section 1445, California Revenue and Taxation Code section 18662, or other applicable law requiring "at-source" withholding with respect to the Purchase Price payable to Seller, Seller authorizes Escrow Agent to comply with such laws and withhold from Seller the portion of the Purchase Price required to be withheld to comply with such laws. If the cash proceeds otherwise payable to Seller at the Closing are insufficient to satisfy the amount required to be withheld, then, on or before 3:00 p.m. on the Business Day preceding the Closing Date, Seller shall deposit with Escrow Agent immediately available funds in an amount such that, with the other cash funds payable to Seller at the Closing, Escrow Agent will have sufficient funds to satisfy the withholding requirement.

                        (VII) TITLE REQUIREMENTS. Such other matters as may be required by the Title Company.

                (B) DELIVERIES OUTSIDE OF ESCROW. Seller will make the following deliveries directly to the Buyer or Buyer's agent:

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                        (I)     DUE DILIGENCE DOCUMENTS. Within three (3)
Business Days following the Effective Date, Seller shall deliver to Buyer or Buyer's agent the Due Diligence Documents. Seller hereby agrees that, upon three
(3) Business Days' notice to Seller, Buyer and Buyer's agents shall be granted reasonable access during normal business hours to all books and records with respect to the Property maintained by Seller (provided that (A) to the extent any such books and records consist of third-party reports procured by persons other than Seller, Seller shall have no liability or responsibility whatsoever with respect to the content, completeness, or accuracy of such reports, and (B) in no event shall Seller be obligated to disclose to Buyer any copies or terms of insurance maintained by Seller with respect to the Property or otherwise, but Buyer shall have the right to review insurance loss histories in respect of the Property), and that Buyer and Buyer's agents shall be permitted to make copies of such books and records (or any portions thereof). Buyer has advised Seller that Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence (1) Seller shall, during normal business hours, allow Buyer's auditors reasonable access to such books and records (excluding the Confidential Information) maintained by Seller (and Seller's manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (2) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer's auditors to prepare audited financial statements; (3) Seller will make available for interview by Buyer and Buyer's auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (4) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer's auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.

                        (II) DOCUMENTATION AND KEYS. At the Closing, Seller shall, to the extent within Seller's custody or control, deliver to Buyer or Buyer's agent (A) the originals of all Leases and a current listing of any tenant security deposits and prepaid rents held by Seller with respect to the Property, (B) the originals of all Contracts relating to the Property which Buyer has elected to assume, (C) all books and records with respect to the Property held by or for the account of Seller, and (D) all keys to doors, cabinets, and vaults in the Property.

In addition to the foregoing, Buyer upon at least one (1) Business Day's advance written notice to Seller shall be entitled to conduct interviews with tenants at the Property regarding their use and occupancy of the Property.

                        (III) CLOSING PAYMENTS. At the Closing, and in order to compensate Buyer for the unpaid balance of the tenant improvement allowance for Designory under its Tenant Lease for a portion of the Property, Seller shall pay to Purchaser the sum of (A) $199,635, REDUCED BY (B) the portion of the tenant improvement allowance that Seller shall have paid to Designory pursuant to its Tenant Lease or provided a credit therefor with respect to rent due for periods prior to the Closing. Seller hereby confirms that Seller has delivered to Buyer written evidence of the discharge of liens that had been filed with respect to the work performed by Pacific High Reach and MNS Drywall, Inc., with respect to tenant improvement work performed by them with respect to the portion of the Property leased to Pacific National Bank. To the extent that there remains any unreimbursed amount payable to Pacific National

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Bank relating to any tenant finish work under its Tenant Lease, including to any amounts due to any drywall contractor, then in order to enable Buyer to either reimburse Pacific National Bank for such work, up to the amount due under its Tenant Lease, or to pay and discharge any mechanic's and materialman's liens or potential mechanic's and materialman's liens, Seller will pay Buyer and amount equal to such unreimbursed amount at closing.

5.      BUYER'S SPECIAL CONDITIONS PRECEDENT

        5.1 SPECIAL CONDITIONS. Buyer's obligations under this Agreement (including, without limitation, the obligation to deliver the Purchase Price to Escrow Agent) are subject to each of the following special conditions:

                (A) TITLE DOCUMENTS. Buyer acknowledges that Seller has provided to Buyer a copy of an existing ALTA Land Title Survey of the Land and Improvements (the "SURVEY") and a preliminary report issued by the Title Company pertaining to the Real Property together with a copy of all instruments described in the preliminary report evidencing exceptions to title thereto (the preliminary report and copies of exceptions are referred to herein as the "TITLE REPORT"). On or before the Title Review Date (as defined below), Buyer shall have reviewed and approved the Title Report and the Survey.

                        (I) As used herein, the term "TITLE REVIEW DATE" shall mean 5:00 p.m. Pacific Standard Time, on the Business Day immediately following the Effective Date of this Agreement. If, prior to the Title Review Date, Buyer delivers to Seller written notice of Buyer's disapproval of any of the encumbrances disclosed by the Title Report or Survey, then within two (2) Business Days following the later of the date of Seller's receipt of such notice or the third (3rd) Business Day following the Effective Date of this Agreement, Seller shall provide to Buyer written notice of whether Seller will eliminate such disapproved encumbrance(s) prior to or concurrently with the Closing and the nature of each curative action Seller is willing to undertake in order to so eliminate such disapproved encumbrance(s).

                        (II) If Seller's responding notice states that all encumbrances disapproved by Buyer will be eliminated prior to or concurrently with the Closing, then (A) the condition under this paragraph will be deemed satisfied and waived, and (B) Seller shall, as a condition to the Closing, cause the disapproved encumbrance(s) to be eliminated.

                        (III) If Seller's responding notice states that one or more of the disapproved encumbrances will not be eliminated prior to or concurrently with the Closing, then, for a period of three (3) Business Days following Buyer's receipt of Seller's responding notice, Buyer may elect to (A) waive the disapproval of the encumbrance(s) and accept the encumbrance(s) as part of the Permitted Encumbrances, or (B) terminate this Agreement as provided in Section 5.3 below. The exceptions to the Title Report approved or deemed approved by Buyer shall constitute "PERMITTED ENCUMBRANCES" for all purposes of this Agreement. If Title Company subsequently issues a supplement to the Title Report, Buyer shall have until the later of the Title Review Date or five Business Days following Buyer's receipt of the supplement to review and approve or disapprove the matter disclosed in the supplement. If the matter disclosed in the supplement is not timely disapproved, then it shall become one of the Permitted Encumbrances. If the matter disclosed in the supplement is timely disapproved, then it shall be subject to the same procedure described above for an item disclosed in the Title Report as to which Buyer has delivered timely written notice of disapproval.

                (B) BUYER'S FEASIBILITY. This Agreement shall be canceled and terminated as of 5:00 p.m., Pacific Time on the last day of the Due Diligence Period unless prior thereto, Buyer shall have

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delivered to Seller and Escrow Agent a written notice waiving Buyer's feasibility analysis of Buyer's proposed purchase of the Property, including Buyer's approval of the Due Diligence Documents and the physical condition of the Property. Upon any such cancellation hereunder, the entire Deposit then held by Escrow Agent (including interest thereon) shall be refunded to Buyer. From and after the Effective Date and subject to the rights of the tenants under the Leases, Buyer and its agents, employees and contractors shall be afforded reasonable access to the Property during normal business hours, upon one (1) Business Day's notice to Seller for the purpose of making such investigations as Buyer deems prudent with respect to the physical condition of the Property. Buyer shall indemnify and hold Seller and the Property harmless from all claims, liens, losses, damages, fines, and liabilities (including court costs and attorney's fees) arising from Buyer's entry upon the Property. Buyer may approve or disapprove the condition precedent in this Section 5.1(b) in Buyer's sole and absolute discretion, except with respect to any pre-existing conditions discovered, but not created, by Buyer.

                (C) ESTOPPEL CERTIFICATES. Within three (3) Business Days after Buyer's receipt thereof, Buyer shall have reviewed and approved a tenant estoppel certificate from each of the tenants under the Leases in the form of
EXHIBIT 9 or such other commercially reasonable form as may be required by Buyer's lender. On or before the Approval Date, Seller shall prepare an estoppel certificate for each tenant at the Property (using a form provided in accordance with the preceding sentence) for approval by Buyer, and upon receiving Buyer's approval, Buyer and Seller thereafter shall cooperate with each other and use commercially reasonable efforts to obtain, on or before the date which is five
(5) Business Days prior to the Closing Date (the "ESTOPPEL RETURN DATE"), an estoppel certificate from each of the tenants under the Leases. Seller shall deliver each estoppel certificate executed by a tenant to Buyer promptly following Seller's receipt thereof.

                        (I) SATISFACTION OF CONDITION. If, on or before the Estoppel Return Date, the parties obtain estoppels from the "Required Tenants" (as defined below) estoppel certificates that are consistent in all material respects with the terms of the applicable Lease as previously delivered to Buyer, and shall disclose no material defaults or alleged material defaults by either Seller or the tenant under such Lease or any dispute between Seller and the tenant except for any defaults or disputes disclosed to Buyer prior to Approval Date, Buyer shall not unreasonably disapprove the content of such estoppel certificates and, in the absence of a reasonable objection to the content of one or more of the estoppel certificates, Buyer shall approve the condition precedent in this Section 5.1(c). For purposes of this Section 5.1(c), the term "REQUIRED TENANTS" shall mean (a) tenants under Leases occupying in the aggregate at least ninety percent (90%) of the square footage at the Property that is subject to Leases, and (b) each tenant that occupies more than two thousand (2,000) square feet of space at the Property.

                        (II) FAILURE TO SATISFY CONDITION. If, on or before the Estoppel Return Date, the parties are unable to obtain estoppel certificates from the Required Tenants that satisfy the requirements of the first sentence of
Section 5.1(c)(i), above, then for three (3) Business Days thereafter, Buyer shall have the option either to (a) waive the special condition set forth in this Section 5.1(c), based upon the estoppel certificates received; or (b) extend the Closing Date for up to fourteen (14) days to allow Seller more time to obtain additional estoppel certificates. If Buyer elects to extend the Closing Date pursuant to the foregoing clause "(b)" and the parties thereafter:

                                (A)     Receive prior to the extended Closing
Date from the Required Tenants estoppel certificates that satisfy the requirements of the first sentence of Section 5.1(c)(i), above, then the condition set forth in this Section 5.1(c) shall be deemed to have been satisfied.

                                (B)     Do not receive, prior to the delayed
Closing Date, from the Required Tenants estoppel certificates that satisfy the requirements of the first sentence of Section 5.1(c)(i), above, then Buyer may elect either to waive the condition set forth in this Section 5.1(c) and

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proceed to close or to terminate this Agreement and the escrow established hereunder, in which event the Deposit shall be refunded to Buyer.

                (D) ASSUMPTION OF CONTRACTS. Seller at its cost and expense shall terminate as of the Closing any existing property management and leasing agreements in respect of the Property. Buyer shall notify Seller no later than the Approval Date if it desires to receive an assignment of, and to assume Seller's rights and obligations under, any other Contracts or other agreements pertaining to the Property (other than the Leases, Contracts, or agreements otherwise constituting Permitted Encumbrances), which notice shall specify the Contracts or other agreements to be assigned and assumed. Seller shall terminate all other Contracts or agreements pertaining to the Property on or before the Closing Date, other than (i) those which Buyer elects to assume, and (ii) those which by their terms cannot be terminated until after the Closing Date (which Contracts buyer shall assume); provided that Seller shall specifically identify such non-terminable Contracts to Buyer in writing at least five (5) business days prior to the Approval Date.

        5.2 SATISFACTION/WAIVER. Buyer may unilaterally waive any special condition described in Section 5.1, above. Satisfaction or waiver of a special condition will be effective only if the same is (a) in writing, (b) signed by Buyer, and (c) delivered to Seller and Escrow Agent.

        5.3 TERMINATION OF THIS AGREEMENT. In the event any of the special conditions precedent described in Section 5.1, above, is not timely satisfied or waived within the time periods provided above, Buyer may terminate this Agreement by delivering to Escrow Agent and the other party a notice of termination. If this Agreement is terminated as provided in the preceding sentence, then (a) Escrow Agent shall return to Buyer any deposits made by Buyer and any interest accrued thereon, (b) all costs incurred by each party shall be borne by such party, (c) all costs incurred by Escrow Agent shall be borne by the party responsible for such costs as provided herein, and (d) thereafter, no party shall have any further rights or obligations under this Agreement other than Buyer's indemnity obligation in Section 5.1 above.

6.      CLOSING. The parties further agree:

        6.1 CONDITIONS TO CLOSING. Escrow Agent will accomplish the Closing on the Closing Date by (x) recording the Deed (and such other documents as may be necessary to procure the Title Policy) and (y) delivering funds and documents to the parties WHEN AND ONLY WHEN each of the following conditions has been satisfied, any or all of which may be waived in whole or in part by Buyer to the extent provided by applicable law, and Buyer's obligations to consummate the purchase of the Property as contemplated in this Agreement are subject to the fulfillment of such conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Buyer's obligation to close):

                (A) DELIVERIES. All funds and documents required to be delivered to Escrow Agent by Seller have been delivered to Escrow Agent.

                (B)     SPECIAL CONDITIONS. Each of the conditions set forth in
Section 5.1, above, has been, or upon Closing will be, satisfied or waived in the manner specified in said section.

                (C) TITLE POLICY. The Title Company irrevocably commits to issue the Title Policy with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in Buyer (or Buyer's assignees or nominees pursuant to Section 12.11 below) subject only to:

                        (I) General and special real estate taxes and assessments that are, as of the Closing, not delinquent.

                        (II) Supplemental taxes, if any, pursuant to California Revenue and Taxation Code section 75, et seq., that are assessed and pertain to the period of time after the Closing.

                        (III)   The Permitted Encumbrances.

                        (IV)    Any encumbrance voluntarily imposed by Buyer.

                (D) LITIGATION. There shall have been no litigation, suit or other formal legal or administrative proceeding or investigation against the Property or Seller commenced after the Approval Date but before the Closing which, if determined adversely, would materially adversely affect the Property or the validity of any action to be taken by Seller hereunder.

        6.2 DELAYED CLOSING. If Escrow Agent cannot accomplish the Closing on or before the Closing Date (as extended by Buyer pursuant to Section 1.5, above), Escrow Agent will, nevertheless, accomplish the Closing when all conditions have been satisfied or waived unless, after the Closing Date and prior to the Closing, Escrow Agent receives a written notice to terminate this Agreement from a party who, at the time the notice is delivered, is not in default under this Agreement.

7. CLOSING COSTS, PRORATIONS. Expenses in connection with the transactions contemplated by this Agreement shall be paid as follows:

        7.1     SELLER'S COSTS. Seller shall pay for the following:

                (A) Recording and filing fees relating to any releases of any encumbrances that are not Permitted Encumbrances, and any other recording and filing fees customarily paid by a seller in Los Angeles County.

                (B) The documentary transfer tax due on the conveyance and sale of the Property to Buyer.

                (C) The portion of the cost of the Title Policy attributable to a CLTA owner's standard coverage policy of title insurance without endorsements.

                (D)     One-half of Escrow Agent's fees.

        7.2     BUYER'S COSTS. Buyer shall pay for the following:

                (A) Recording and filing fees relating to the Grant Deed and any other recording and filing fees customarily paid by a buyer in Los Angeles County.

                (B) The portion of the cost of the Title Policy in excess of the cost to be paid by Seller as provided above.

                (C)     One-half of Escrow Agent's fees.

        7.3 PRORATIONS. The following adjustments shall be made with respect to the Property, and the following procedures shall be followed

                (A) PREPARATION OF PRORATIONS. At least seven (7) days before the Closing Date, Seller shall prepare and deliver, or cause Escrow Agent to prepare and deliver, to Buyer an unaudited statement for the Property (the "PRELIMINARY PRORATION STATEMENT") showing prorations for the items set forth below, calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year. Buyer and its representatives and auditors shall be afforded reasonable access to Seller's books and records with respect to the Property and Seller's work papers pertaining to the Preliminary Proration Statement to confirm the accuracy of the Preliminary Proration Statement. Buyer and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, Buyer or Seller, as applicable, shall receive a credit equal to the net amount due Buyer or Seller, as applicable, pursuant to the Preliminary Proration Statement as finally agreed upon by Buyer and Seller. The items to be covered by the Preliminary Proration Statement are as follows:

                        (I) Rents, including percentage rents, escalation charges for real estate taxes, parking charges, marketing fund charges, operating expenses, maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature, if any, and any additional charges and expenses payable under the Leases (but only to the extent collected before the Closing Date); PROVIDED THAT if any of the foregoing are not finally adjusted between the landlord and tenant under any Lease until after the preparation of the Preliminary Proration Statement then proration of such items shall be subject to adjustment pursuant to Section 7.4 hereof;

                        (II) Non-delinquent real property taxes and assessments; provided that if the real property tax assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, real property taxes shall be prorated based on the most recent assessed value of the Property, multiplied by the current tax rate, and such tax proration shall be subject to adjustment pursuant to subparagraph (d) of this Section 7.3.

                        (III) The current installment (only) on any improvement bonds which are a lien on the Property; Buyer shall take the Property subject to all future installments due under any such improvement bonds after the Closing (except to the extent delinquent);

                        (IV)    Water, sewer and utility charges;

                        (V) Amounts payable under the Contracts being assumed by Buyer;

                        (VI) Permits, licenses and/or inspection fees (calculated on the basis of the period covered), but only to the extent transferred to Buyer;

                        (VII) Any other expenses normal to the operation and maintenance of the Property.

                (B) PRINCIPLES OF PRORATIONS; COLLECTIONS AND PAYMENTS. After the Closing, Buyer shall collect all revenues with respect to the Property, even if such revenues relate to periods before the Closing, PROVIDED THAT such revenues related to periods before the Closing shall be paid to Seller through the prorations to be made pursuant to this Section 7.3 and Section 7.4, below. After the Closing Buyer shall pay all expenses with respect to the Property, even if such expenses relate to periods before the Closing; provided that Buyer shall have no obligation to pay any expenses that relate to periods before the Closing except to the extent Buyer has received a credit from Seller for the same through the prorations to be made pursuant to this Section 7.3 and
Section 7.4, below, or the same are reimbursable to Buyer from tenants. Seller agrees to cooperate with Buyer by endorsing (without recourse) in favor of Buyer any checks which may be received after the Closing, but which are made payable to Seller (or its affiliates). Notwithstanding the foregoing, or the provisions of Section 7.3(a), above, if any tenant pays rent in arrears, rent due for such tenant for the month in which the Closing occurs shall be prorated between Buyer and Seller promptly following receipt thereof by Buyer or Seller, as the case may be. Buyer shall use reasonable efforts consistent with prudent business practices to collect rents or other amounts payable under the Leases that were delinquent as of the Closing Date and that relate to a period before the Closing. To the extent such delinquent rents and other amounts are collected by Buyer, Buyer may deduct from the amount owed to Seller an amount equal to the out-of-pocket third-party collection costs (including attorneys' fees and costs) actually incurred by Buyer in collecting such rents and other amounts due to Seller. Subject to the foregoing sentence, any rent or other payment actually received by Buyer after the Closing from any tenant which owed rent that was delinquent as of the Closing Date shall be applied first, to such tenant's unpaid monetary obligations under the applicable Lease with respect to any periods from the Closing Date through the end of the month in which such payment is made, in such order as Buyer may elect, until such monetary obligations have been paid in full; any remaining amount of such payment shall be paid over to Seller, for application against such tenant's delinquent monetary obligations under the applicable Lease with respect to any periods before the Closing Date, in such order as Seller may elect, until such delinquent monetary obligations have been paid in full; and any remaining amount of such payment shall be retained by Buyer for application against such tenant's future obligations under the applicable Lease.

                (C) SECURITY DEPOSITS. At the Closing, Seller shall assign and deliver to Buyer all prepaid rent, security deposits, letters of credit and other collateral given by any tenants to Seller or any of its affiliates or predecessors-in-interest pursuant to any of the Leases, less any portions thereof applied in accordance with the respective Lease (together with a statement regarding such applications). If any Tenants have posted letters of credit as security under their Leases, in addition to delivering the same to Buyer at the Closing, Seller shall execute any documents required by the issuing bank to transfer the beneficiary's interest thereunder to Buyer, and Seller shall take any actions reasonably requested by Buyer after the Closing to effectuate such transfer.

                (D) POST-CLOSING ADJUSTMENTS. Notwithstanding anything to the contrary contained in this Section 7.3, (i) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Buyer any increase in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall not be required to pay to Buyer any portion of such increase that is payable by tenants under their respective Leases; and (ii) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and (A) Buyer shall pay to Seller any refund received by Buyer representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; PROVIDED, HOWEVER, that Buyer shall not be required to pay to Seller any portion of such refund which is payable to tenants under their respective Leases, and (B) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; PROVIDED, HOWEVER, that Seller shall pay to Buyer that portion of any such refund that is payable to Tenants under their respective Leases.

        7.4     POST-CLOSING RECONCILIATION

                (A) CERTAIN DELAYED PRORATIONS. If any tenants are required to pay percentage rents, escalation charges for real estate taxes, parking charges, marketing fund charges, operating expenses, maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature ("ADDITIONAL RENTS"), then, with respect to those Additional Rents which are not finally adjusted between the landlord and any tenant under any Lease until after the preparation of the Preliminary Proration Statement pursuant to Section 7.3(a) hereof, Buyer shall submit to Seller, within thirty (30) days after the Additional Rents have been finally adjusted between Buyer and the tenants, a supplemental statement (a "SUPPLEMENTAL PRORATION STATEMENT") covering any such Additional Rents or any other items which have been finally adjusted between Buyer and such tenants, containing a calculation of the prorations of such Additional Rents and such other items, prepared based on the principles set forth in Section 7.3(a) hereof, PROVIDED THAT in making such adjustment, the parties shall exclude any Additional Rents arising from increased real property taxes for the Property to the extent such increase results from Buyer's purchase of the Property.

                (B) AUDIT RIGHTS FOR SUPPLEMENTAL PRORATION STATEMENTS. Seller and its representatives shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of all Supplemental Proration Statements, and Buyer shall permit Seller and its representatives to have full access to the books and records in the possession of Buyer or any party to whom Buyer has given custody of the same relating to the Property to permit Seller to review the Supplemental Proration Statements. Any Supplemental Proration Statement prepared by Buyer shall be final and binding for purposes of this Agreement unless Seller shall give written notice to Buyer of disagreement with the prorations contained therein within thirty
(30) days following Seller's receipt of such Supplemental Proration Statement, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller are unable to resolve any disagreement with respect to any Supplemental Proration Statement within ten (10) business days following receipt by Buyer of the notice referred to above, either party may pursue any remedy available for the resolution of such dispute.

                (C) PAYMENTS FOR ADJUSTMENTS. Any net credit due Seller or Buyer, as the case may be, shall be paid to Seller or Buyer, as the case may be, within seventy-five (75) days after the delivery of a Supplemental Proration Statement to Seller, unless Seller approves any such statement before the expiration of the applicable thirty (30) day period provided in Section 7.4(b) hereof, in which case such payment shall be made within fifteen (15) days after Seller notifies Buyer of such approval, or unless Seller notifies Buyer of a disagreement with respect to any such statement as provided in Section 7.4(b) hereof, in which case such payment (less a hold back sufficient to cover the amount of the disagreement) shall be made within fifteen (15) days after Seller notifies Buyer of such disagreement, and any further payment due after such disagreement is resolved shall be paid within fifteen (15) days after the resolution of such disagreement. Notwithstanding the foregoing, to the extent the total amount paid by any tenant as estimated payments of Additional Rents for the 2005 calendar year is less than the total amount owed by such tenant for Additional Rents for such year, based on the final adjustment thereof, Buyer shall not be required to pay Seller Seller's share of such shortfall until the same is actually paid by the tenant to Buyer.

        7.5 PURPOSE AND INTENT. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 7 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Buyer shall bear all such expenses and receive all such income accruing thereafter.

        7.6 SURVIVAL. The obligations of Seller and Buyer under this Section 7 shall survive the Closing for a period of one (1) year.

8. REPRESENTATIONS AND WARRANTIES. Buyer and Seller further agree as follows:

        8.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date:

                (A) ORGANIZATION, STANDING AND AUTHORITY OF SELLER. Seller is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of California, and is duly authorized to do business and is in good standing in the State of California and has all requisite power and authority to own the property that it now owns.

                (B) AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT. Seller has all requisite power and authority to execute this Agreement and consummate the transactions contemplated by this Agreement and such execution and performance will not violate any material term of its partnership agreement; or result in a breach of or default under any document, instrument, order or agreement to which Seller is a party or by which Seller is bound;

                (C) LITIGATION. To Seller's actual knowledge, there are no actions, suits or proceedings pending or threatened against or affecting Seller or the Property in any court at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in which might materially affect the Property or Seller's ability to perform Seller's obligations under this Agreement.

                (D) CONDEMNATION. To Seller's actual knowledge, there is no pending, threatened or proposed condemnation of any portion of the Property.

                (E) HAZARDOUS MATERIALS. To Seller's actual knowledge, without a duty of inquiry and except as disclosed in the Due Diligence Documents, the Property is not and has not been in violation of any federal, state or local law, ordinance or regulation promulgated thereunder relating to Hazardous Materials. As used herein, the term "HAZARDOUS MATERIALS" shall mean
(i) "hazardous waste," "extremely hazardous waste," or "restricted hazardous waste," as defined in Chapter 6.5 of Division 20 (Section 25100, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (ii) "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601, et seq.), as amended, or any successor statute, (iii) "hazardous material," as defined in the Hazardous Materials Transportation Act (49 U.S.C. section 1801, ET SEQ.), as amended, or any successor statute, (iv) "hazardous waste," "solid waste," "sludge," "used oil." "recycled oil," "lubricating oil," and "re-refined oil," as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. section 6901, et seq.), as amended, or any successor statute, (v) "hazardous substance," as defined in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Chapter
6.8 of Division 20 (Section 25300, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (vi) "hazardous substance," as defined in Chapter 6.7 of Division 20 (Section 25280, ET SEQ.) of the California Health and Safety Code, as amended, or any successor statute, (vii) "hazardous material," "hazardous substance," or "hazardous waste," as defined in Chapter
6.95 of Division 20 (Section 25501, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (viii) "hazardous substance," as defined in Clean Water Act (33 U.S.C. section 1251, et seq.), as amended, or any successor statute, (ix) asbestos or products containing asbestos, or (x) any substances, materials or wastes listed in (A) the United States Department of Transportation Hazardous Materials Table (49 C.F.R. section 172.101), as amended, (B) the Environmental Protection Agency List (40 C.F.R. Part 302), as amended, (C) the list published in Title 26 of the California Administrative Code, as amended, or (D) any other list published by any federal or state governmental entity now or in the future.

                (F) CREDITORS. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered attachment or other judicial seizure of all, or substantially all, of Seller's assets, or (v) admitted in writing Seller's inability to pay Seller's debts as they become due.

                (G) SELLER NOT A FOREIGN PERSON. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and that Seller will furnish to Buyer, prior to Closing, an affidavit confirming the same.

                (H) DUE DILIGENCE DOCUMENTS. To Seller's actual knowledge, the Due Diligence Documents delivered by Seller to Buyer are true and complete copies of the originals of such documents and amendments or modifications thereto, and include all Tenant Leases, service contracts and other agreements relating to the Property to which Seller is a party.

                (I) NO CONSENTS REQUIRED. The execution, delivery, and performance of this Agreement by Seller (i) have been duly authorized by all necessary actions and no execution, consent, or acknowledgment by any other person or entity (including any members of Seller) is necessary in order to make this Agreement valid and binding on Seller or to enable Seller to lawfully consummate the transactions contemplated hereunder, and (ii) will not result in a breach of or constitute a default under any contract or agreement to which Seller is a party or by which Seller or the Property is bound (other than the consent of any lenders holding loans that are secured by deeds of trust encumbering the Property that are to be discharged at Closing).

                (J) NO NOTICE OF VIOLATION. To the actual knowledge of Seller, Seller has not received from any governmental agency having jurisdiction over the Property any notification of any violation of any applicable law, regulation, ordinance, or order applicable to the Property or requiring any work to be done to the Property.

                (K) LEASES. Seller is the landlord (or successor landlord) under the Leases and, to Seller's knowledge, the Leases are in full force and effect and no default on the part of Seller exists thereunder.

                (L) LEASING COMMISSIONS. To Seller's actual knowledge, all leasing commissions which are attributable to the execution of Leases existing as of the Effective Date or the move-in of tenants occupying the Property as of the Effective Date have been paid in full, except for those leasing commissions that may become due and payable with respect to option periods for which the tenant has not yet elected its renewal option.

For purposes of this Section 8.1, the phrase "to the actual knowledge of Seller" and similar phrases mean to the current actual knowledge of the Robert C. Gibbs, Senior Vice President of the Managing Partner of Seller, without any duty to investigate the matter to which such statement relates.

        8.2 DISCLAIMER OF WARRANTIES. Except as provided in Section 8.1, above, Buyer acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims, any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied oral or written, past, present or future, of, as to, concerning or with respect to the Property, including, without limitation, (a) the value of the Property, (b) the income to be derived from the Property, (c) the suitability of the Property for any activities or uses that Buyer may conduct thereon, including the possibilities for future development or use of the Property, (d) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property,

(e) the manner, quality, state of repair or lack of repair of the Property, (f) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (g) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including Americans With Disabilities Act, (h) the manner or quality of the construction or materials, if any, incorporated into the Property, (i) compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including but not limited to, California Health & Safety Code, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act, the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and regulations promulgated under any of the foregoing,
(j) the presence or absence of Hazardous Materials at, on, under or adjacent to the Property, (k) the content, completeness or accuracy of the Due Diligence Documents or the Title Report, (l) the conformity of the improvements to any plans or specifications for the Property, including any plans and specifications that may have been or may be provided to Buyer, (m) the conformity of the Property to past, current or future applicable zoning or building requirements,
(n) deficiency of any undershoring, (o) deficiency of any drainage, (p) the fact that all or a portion of the Property may be located on or near an earthquake fault line, or (q) the existence of vested land use, zoning or building entitlements affecting the Property. Buyer further acknowledges and agrees that, having been given the opportunity to inspect the Property and review information and documents affecting the Property, and, except for the representations and warranties of Seller expressly set forth herein and as provided in Section 8.2, Buyer is relying solely on its own investigation of the Property and review of such information and documents in determining whether or not to purchase the Property, and not on any information provided or to be provided by Seller. Buyer further acknowledges and agrees that any information made available to Buyer or provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and, except as provided in Section 8.1, makes no representations as to the accuracy or completeness of such information. Except for the representations and warranties of Seller expressly set forth herein, Buyer agrees to fully and irrevocably release Seller from any and all claims that Buyer may now have or hereafter acquire against Seller for any cost, loss, liability, damages, expense, demand, action or cause of action arising from such information or documents. Except as provided in Section 8.1, Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "AS IS" condition and basis with all faults, and that Seller has no obligations to make repairs, replacements or improvements except as may otherwise be expressly stated herein. Buyer represents, warrants and covenants to Seller that, except as provided in Section 8.1, above, Buyer is relying solely upon Buyer's own investigation of the Property in making Buyer's determination to purchase the Property.

        8.3 RELEASE BY BUYER. Except for claims arising from a breach by Seller of its express representations and warranties set forth in Section 8.1, above, Seller's express covenants set forth in Section 8.4, below, and Seller's refusal to close other than by reason of the failure of a condition precedent to Seller's obligations or Buyer's breach hereunder, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, partners, members, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("RELEASED PARTIES") from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any environmental matters, affecting the property, or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE
          MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which representation and warranty shall survive the Closing and not be merged with the Deed, that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants, which representation and warranty shall survive the Closing and not be merged with the Deed, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder.

        8.4 COVENANTS OF SELLER. Seller hereby covenants and agrees with Buyer that, pending the Closing or termination of this Agreement:

                (A) AMENDMENT TO LEASES. From and after the Approval Date, Seller will not alter, amend or modify the terms or provisions of the Leases, or enter into any new Leases without the prior written approval of Buyer, which approval may not be unreasonably withheld. Seller agrees to provide Buyer with a copy of any new lease, or amendment or termination agreement of any existing Lease entered into by Seller, as well as disclose the amount of all costs related thereto, prior to the date which is five (5) Business Days prior to the Approval Date. Seller shall remain responsible for the payment of the cost of tenant improvements, leasing or brokerage commission(s) and any other costs associated with any existing Lease executed prior to the Effective Date except to the extent the same are payable with respect to any option to extend any such Lease, which option is exercised after the Effective Date. Provided that Buyer closes the purchase and sale of the Property hereunder, Buyer shall be responsible for the payment of (or to the extent Seller has paid the same prior to Closing, providing to Seller at Closing a credit for) the cost of tenant improvements, leasing or brokerage commission(s) and any other costs associated with any new Lease or amendment of an existing Lease executed after the Effective Date, provided that (i) with respect to leases executed after the Effective Date and before the Approval Date, Buyer was given the opportunity to review such Lease prior to the Approval Date; and (ii) with respect to leases executed after the Approval Date, Buyer approved same in writing.

                (B) OPERATION OF PROPERTY. Seller will continue to operate the Property in the same manner as prior to the execution of this Agreement and make any and all repairs and maintenance reasonably required to deliver the Property to Buyer at Closing in its present condition, normal wear and tear excepted; PROVIDED THAT, the foregoing is not intended and shall not be construed to require Seller to undertake any capital expenditures at the Property prior to the Closing Date except to the extent the need for such capital expenditure results from an event of failure of a building system or component which cannot be adequately repaired so as to permit continued operation of the Property in the manner in which the same has historically been operated. However, without Buyer's consent, Seller shall not enter into any contracts that Buyer would be required to assume at Closing or that would impose financial obligations upon Buyer, except in case of emergency (in which case such contract shall be cancelable on thirty (30) days' notice), PROVIDED THAT the foregoing is not intended and shall not be construed to relieve Seller of its obligation under Section 5.1(d), above, to terminate all existing property management and leasing agreements for the Property as of the Closing. If Seller enters into any such contract, it shall promptly provide written notice thereof to Buyer and unless Buyer, within ten (10) days thereafter, notifies Seller in writing of its intention to assume such contract, it shall be treated as a contract disapproved by Buyer.

                (C) INSURANCE. Seller will keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

                (D) CONTRACTS AND LIENS. At the time of the Closing, there will be no outstanding written or oral contracts made by Seller for any improvements to the Property which have not been fully paid for and Seller shall cause to be discharged all mechanic's and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing.

                (E) NOTICES OF CHANGES IN TENANT CIRCUMSTANCES. Seller covenants and agrees to provide to Buyer upon transmission or receipt, as applicable, copies of all (a) default letters sent to or received from the Tenant, (b) correspondence received from a Tenant that it is "going dark" or seeking to renegotiate its Tenant Lease, and (c) notices of bankruptcy filings received with respect to any tenants at the Property.

        8.5 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. Subject to the limitations set forth in this Section 8.5, all of the covenants, representations and warranties of Seller set forth in Sections 8.1 and 8.4, above, shall survive the Closing and the delivery of the Deed. In the event that, prior to the Closing, (i) Buyer discovers any material misrepresentation of Seller or any material breach of Seller's representations or warranties hereunder (excluding any misrepresentation amounting to fraud), or (ii) after the Effective Date, there occurs a change in circumstances that causes one or more of Seller's representations above to be materially untrue, then Buyer shall have the right, as Buyer's sole remedy, to terminate this Agreement and, if Buyer elects to terminate this Agreement, the following shall apply:

                (A) RETURN OF DEPOSIT. Buyer shall be entitled to a return of the Initial Deposit and Additional Deposit, if any, and any interest thereon.

                (B) TITLE AND ESCROW CHARGES. All title and escrow charges shall be paid by Seller.

If, notwithstanding Buyer's discovery of a misrepresentation by Seller or a change of circumstances, Buyer elects to affirm this Agreement and proceed with the Closing, then such election shall, upon the Closing, constitute a waiver by Buyer of any and all claims relating to such misrepresentation of Seller or change of circumstances. If, after the Closing, Buyer discovers a breach of any representation or warranty in Section 8.1, then any action by Buyer for breach of such representation or warranty under Section 8.1 must be commenced within one (1) year following the Closing, PROVIDED THAT in no event may Buyer recover from Seller, with respect to all such claims asserted by Buyer hereunder, an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

9. POSSESSION. Subject to the rights of the tenants under the Leases, possession of the Property shall be delivered by Seller to Buyer as of the time of recording the Deed on the day of Closing.

10. CASUALTY LOSS; CONDEMNATION. If, before the Closing, the Property, or any part thereof, shall be damaged by fire, flooding, vandalism, windstorm, explosion or other casualty (collectively "CASUALTY") or if condemnation proceedings are commenced (or threatened to be commenced) against the Property, the following provisions shall apply:

        10.1 CASUALTY. If the Property suffers a Casualty and the reasonably estimated cost of repairing damage caused by the Casualty shall equal or exceed Five Hundred Thousand ($500,000.00) (the "CASUALTY AMOUNT"), then Buyer may terminate this Agreement by delivery of written notice to Seller within 21 business days following written notification to Buyer of the Casualty and Escrow Agent shall return to Buyer any funds deposited with Escrow. If the Property shall suffer a Casualty from a risk for which Seller is entitled to insurance coverage, and if the reasonably estimated cost of repairing such damage shall be less than the Casualty Amount, then (a) Seller shall, at its sole expense, either (i) promptly proceed to repair the Property to substantially the same condition that existed prior to the Casualty, or (ii) assign to Buyer all rights to the insurance proceeds covering the Casualty, and grant to Buyer a credit for any deductible amount required to be paid under any applicable casualty insurance policy; (b) neither Seller nor Buyer shall be entitled to terminate this Agreement by reason of such Casualty; and (c) if Seller elects to restore the Property to its condition prior to the Casualty, then at Buyer's option either (i) the Closing Date shall be extended for a period equal to the time reasonably required to effect such repairs (but in no event greater than sixty
(60) days), or (ii) the Closing shall occur and Seller shall complete the repairs following the Closing.

        10.2 SELLER'S ELECTION TO TERMINATE OR RESTORE PROPERTY. If (a) a Casualty occurs resulting in reasonable repair costs exceeding the Casualty Amount, and (b) this Agreement is not so terminated by Buyer as provided in the preceding paragraph, then Seller shall either (i) by written notice to Buyer within 14 days following the last date on which Buyer could have so terminated this Agreement, elect not to restore the Property, in which event Buyer shall have the right either to (A) terminate this Agreement by written notice to Seller within ten (10) days following Buyer's receipt of such notice from Seller, as provided for above, whereupon any deposits shall be returned to Buyer, or (B) consummate the acquisition of the Property in accordance with this Agreement and (x) all rights to insurance proceeds otherwise payable to Seller on account of such Casualty shall be assigned to Buyer at Closing, (y) Seller shall pay a portion of the cost to repair the damage caused by the casualty equal to the lesser of the Casualty Amount or the uninsured portion of the cost of repair (including any deductible amount required to be paid under any applicable casualty insurance policy) and, (z) pending Closing, Seller shall not adjust or settle such matters with the insurance carriers without the consent of Buyer, or (ii) promptly proceed to repair the Property to substantially the same condition that existed prior to the Casualty, at Seller's sole expense, and, at Buyer's option, either (A) the Closing Date shall be extended for a period equal to the time reasonably required to effect such repairs, or (B) the Closing shall occur and Seller shall complete the repairs following the Closing.

        10.3 CONDEMNATION. In the event of commencement of a condemnation proceeding, this Agreement may be terminated by Buyer if such condemnation may adversely affect the use of, or access to, the Property. Buyer's option to terminate this Agreement as a consequence of condemnation must be exercised by delivery of written notice within ten (10) Business Days following the date Buyer first receives written notice of the condemnation. If Buyer timely terminates this Agreement by reason of condemnation, Buyer shall receive a refund of all deposits made by Buyer to Escrow Agent. If Buyer does not terminate this Agreement, Buyer and Seller shall complete the Closing in accordance with this Agreement and all rights to condemnation proceeds otherwise payable to Seller on account of such condemnation shall be assigned to Buyer at Closing, and, pending Closing, Seller shall not settle such matters with the condemnor without the consent of Buyer.

11.     LIQUIDATED DAMAGES

        IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AND SUCH FAILURE CONSTITUTES A BREACH OF THIS AGREEMENT, THEN SELLER SHALL BE RELEASED FROM SELLER'S OBLIGATIONS TO SELL THE PROPERTY TO BUYER AND, BY PLACING THEIR INITIALS BELOW, BUYER AND SELLER AGREE THAT THE AMOUNT OF ONE MILLION DOLLARS ($1,000,000.00) SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER FOR ANY SUCH BREACH BY BUYER. BUYER AND SELLER AGREE THAT SAID AMOUNT IS A REASONABLE AMOUNT FOR LIQUIDATED DAMAGES FOR SUCH A BREACH UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS ENTERED INTO AND CONSTITUTES A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671, ET SEQ. BUYER AND SELLER AGREE THAT PREDICTING WHAT MONETARY DAMAGES SELLER WOULD SUFFER IN SUCH AN EVENT IS IMPOSSIBLE OR IMPRACTICAL. SUCH LIQUIDATED DAMAGES ARE NOT A PENALTY BUT RATHER A LIMITATION OF THE MONETARY DAMAGES FOR WHICH BUYER MIGHT BE LIABLE HEREUNDER. FORTHWITH UPON ANY SUCH BREACH BY BUYER, BUYER SHALL EITHER (1) PAY SUCH SUM TO SELLER, OR (2) INSTRUCT ESCROW TO DELIVER SUCH SUM TO SELLER FROM ANY DEPOSITS DELIVERED TO ESCROW BY BUYER; HOWEVER, IF ANY DEPOSITS HAVE PREVIOUSLY BEEN RELEASED BY ESCROW TO SELLER, THE AMOUNT RELEASED TO SELLER SHALL BE RETAINED BY SELLER AND CREDITED AGAINST THE AMOUNT OF LIQUIDATED DAMAGES OWED BY BUYER. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, SELLER HEREBY WAIVES ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY, INCLUDING ANY RIGHT TO SPECIFIC PERFORMANCE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PARAGRAPH, IF BUYER BRINGS AN ACTION ("BUYER'S ACTION") AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT, AND, IN CONNECTION WITH BUYER'S ACTION, BUYER RECORDS A LIS PENDENS, SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS PARAGRAPH FROM SEEKING EXPUNGEMENT OR RELIEF FROM THAT LIS PENDENS AND RECOVERING DAMAGES, COSTS, OR EXPENSES (INCLUDING ATTORNEY'S FEES) TO WHICH SELLER IS OTHERWISE ENTITLED UNDER APPLICABLE LAW (INCLUDING RECOVERY AGAINST ANY UNDERTAKING GIVEN BY BUYER PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 405.34), AND THE AMOUNT OF ANY SUCH DAMAGES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN.

         -------------------------               -------------------------
             Initials of Seller                      Initials of Buyer

12.     MISCELLANEOUS PROVISIONS

        12.1 TIME IS OF THE ESSENCE. Time is hereby expressly declared to be of the essence of this Agreement.

        12.2 NO WAIVER. Any failure to insist upon strict performance of any of the terms and provisions of this Agreement shall not constitute or be deemed to be a waiver of any such term or provision, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon the strict performance of any and all of the terms and provisions of this Agreement.

        12.3 SURVIVAL OF TERMS. All of the agreements, representations, warranties and obligations of the parties set forth in this Agreement shall survive the Closing and the conveyance of the Property to Buyer, and shall continue thereafter to be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and permitted assigns.

        12.4 BROKERAGE. Seller and Buyer represent that, with the exception of Grubb & Ellis/ATTN: Mr. Kevin Shannon ("SELLER'S BROKER"), whom Seller shall be solely responsible for compensating at Closing, no brokers are involved in the transaction described in this Agreement and that no brokerage commissions or finder's fees are or will be payable hereunder. If any claim is made by any third party for the payment of any commission or fee, then the party whose acts gave rise (or are alleged to have given rise) to such claim shall indemnify, defend and save harmless the other party for the full amount of such claim and all other claims, demands, actions, losses, damages, liabilities, costs and expenses (including reasonably attorneys fees) filed against or incurred by such other party as a result of such claim. If Buyer timely and fully performs Buyer's obligations and the Closing occurs as provided in this Agreement, then at the Closing, Seller shall pay to Seller's Broker a commission pursuant to a separate written agreement between Seller and Seller's Broker. The parties agree that the foregoing obligations of indemnification shall survive the Closing or the expiration or termination of this Agreement, however caused.

        12.5 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed under the laws of the State of California. Each party hereby consents to the jurisdiction of the courts of the State of California for the purpose of all actions arising under or in connection with this Agreement. The exclusive venue for all actions arising hereunder or in connection with this Agreement shall be the Superior Court in and for the County of Los Angeles, California.

        12.6 ATTORNEYS' FEES. In the event an action is commenced by either party to enforce or interpret this Agreement, then the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in addition to any other relief that may be awarded in such action. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the parties under this
Section 12.6 shall survive any expiration or termination of this Agreement and the Closing.

        12.7 INTERPRETATION OF AGREEMENT. The parties acknowledge that both parties have caused this Agreement to be reviewed and approved by legal counsel of their own choice.

        12.8 ENTIRE AGREEMENT. This Agreement (a) represents the entire understanding between the parties regarding the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings, whether oral or written, regarding such subject matter, and (b) may not be modified or amended, except by a written instrument executed after the Effective Date by the party sought to be charged by such modification or amendment.

        12.9 PARTIAL INVALIDITY. If any provision hereof is held invalid or not enforceable to its fullest extent, such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby.

        12.10 NOMINEE/ASSIGNEE OF BUYER. Buyer shall have the right to assign all of Buyer's rights and delegate all of Buyer's duties under this Agreement to any Affiliate (as hereinafter defined) of Buyer, whereupon such assignee or assignees shall succeed to all of the rights and obligations of Buyer hereunder; PROVIDED, HOWEVER, (a) Seller shall not be required to bear any additional cost and expense or incur any additional liability or obligation or otherwise suffer any adverse effect as a consequence of such assignment in excess of the costs, expenses, liabilities, obligations and other effects that would have been applicable if the Property were acquired by Buyer, and (b) any such assignment shall not relieve Buyer of any obligations under this Agreement. As used herein, the term "AFFILIATE" shall mean: (1) an entity that controls, is controlled by, or is under common control with Buyer; (2) any partnership in which Buyer or Buyer's controlling member is the general partner; (3) any fund or entity sponsored by Buyer; or (4) any entity that retains Buyer or any entity affiliated with Buyer to manage the Property.

        12.11 EXHIBITS. All Exhibits, if any, to this Agreement are incorporated herein by reference.

        12.12 NOTICES. All notices, requests, demands or other communications permitted or required under this Assignment shall be effective only if in writing, and shall be deemed to have been given, received and delivered (a) when personally delivered; (b) upon actual delivery or refusal of acceptance when deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid; (c) on the date on which transmitted by facsimile, email, or other electronic means generating a receipt or other confirmation of a successful transmission if transmitted before 5:00 p.m. on a Business Day at the recipient's location, and if transmitted after 5:00 p.m. or on a non-Business Day at the recipient's location, then on the next Business Day; or (d) on the next Business Day after the day on which deposited with a public carrier regulated for overnight delivery (E.G., Federal Express), with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, in a sealed envelope addressed to the party for whom intended at the street address indicated for such party on the signature pages hereof, or such other street address or facsimile number, notice of which is given in a manner permitted by this Section 12.12.

        12.13 TAX-DEFERRED EXCHANGES. Seller and Buyer each agree, upon the request of the other, to cooperate reasonably with the other party hereto in permitting the requesting party to structure the purchase and sale of the Property as a tax-deferred exchange for such party in compliance with Section 1031 of the Internal Revenue Code of 1986, as amended, PROVIDED THAT the cooperating party shall not be required to pay any additional expenses or assume any additional liability thereby, and provided further that such exchange shall not delay the closing of the purchase and sale of the Property hereunder (other than any delay occasioned by Seller's election to extend the Closing Date as expressly contemplated by Section 1.5, above).

        12.14 HEADINGS OF SECTIONS. The headings of sections and subsections herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

        12.15 DATE OF PERFORMANCE. If the date of performance of any obligation or the expiration of any time period provided herein should fall on a day other than a Business Day, then said obligation shall be due and owing, and said time period shall expire, on the first Business Day thereafter. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed not later than 5:00 p.m. (PDT or PST, as applicable) on the day of performance.

        12.16 JURY TRIAL WAIVER. Seller and Buyer hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Seller against Buyer or Buyer against Seller on any matter whatsoever arising out of, or in any way connected with, this Agreement, the relationship of Buyer and Seller, Buyer's acquisition, development, use or occupancy of the Property or any claim of injury or damage or the enforcement of any remedy under law, statute or regulation, emergency or otherwise, now or hereafter in effect.

        12.17 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which collectively shall constitute a single agreement, binding on each signatory thereto. A copy of this Agreement that is executed and delivered by a party by facsimile shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.



                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

              "SELLER:"                                "BUYER:"

PACIFICA BP INVESTORS I, a California       HARVARD PROPERTY TRUST, LLC, a
general partnership                         Delaware limited liability company
                                            doing business as "Behringer Harvard

By PACIFICA DOWNTOWN PLAZA,                 By _________________________________
   L.P., a California limited Funds"           Name: ___________________________
   partnership, its managing general           Title: __________________________
   partner

   By  PACIFICA REAL ESTATE GROUP, LLC,
       a California limited liability
       company, its managing general        ADDRESS AND FACSIMILE NO. FOR
       partner                              NOTICES:

                                            Harvard Property Trust, LLC
                                            15601 Dallas Parkway, Suite 600
       By ______________________________    Addison, Texas 75001
          Name & title:                     Telephone: (866) 655-3600
                                            Facsimile No.: (214) 655-1610

ADDRESS AND FACSIMILE NO. FOR NOTICES:

Pacifica BP Investors I                     WITH A COPY TO:
c/o Pacifica Real Estate Group, LLC
Attention:  Robert C. Gibbs                 Powell & Coleman, L.L.P.
23422 Mill Creek Drive, Suite 110           8080 N. Central Expressway,
Laguna Hills, California  92653             Suite 1380
Telephone:  (949) 830-7616                  Dallas, Texas 75206
Facsimile:  (949) 472-9342                  Attention: Patrick Arnold
                                            Telephone: (214) 890-7108
WITH A COPY TO:                             Facsimile: (214) 373-8768

Michael E. Pfau, Esq.
Reicker, Pfau, Pyle, McRoy & Herman, LLP
1421 State Street, Suite B
Post Office Box 1470
Santa Barbara, California 93102-1470
Telephone: (805) 966-2440
Facsimile: (805) 966-3320

                           ACCEPTANCE BY ESCROW AGENT

        An original, fully executed copy of this Agreement has been received by the undersigned Escrow Agent, this ____ day of __________, 2005, and by execution hereof the undersigned hereby covenants and agrees to be bound by the terms of this Agreement. with respect to the duties of the "Escrow Agent" provided herein. The undersigned agrees to act as the "Reporting Person" pursuant to (and as defined in) the Reporting Requirements (as defined above) with respect to the purchase and sale of the Property pursuant to this Agreement.

                                        TICOR TITLE COMPANY


                                        By:    ________________________________
                                        Name:  ________________________________
                                        Title: ________________________________

        Receipt of $ 500,000.00 acknowledged this _____ day of ___________, 2005.


                                        TICOR TITLE COMPANY


                                        By:    ________________________________
                                        Name:  ________________________________
                                        Title: ________________________________

SCHEDULE OF EXHIBITS:

EXHIBIT 1       Legal Description
EXHIBIT 2       List of Due Diligence Documents
EXHIBIT 3       Grant Deed
EXHIBIT 4       Assignment and Assumption of Leases
EXHIBIT 5       Assignment and Assumption of Contracts
EXHIBIT 6       Bill of Sale
EXHIBIT 7       General Assignment
EXHIBIT 8       FIRPTA

                                    EXHIBIT 1

                                LEGAL DESCRIPTION

PARCEL A:

LOTS 4, 6, 8, 10, 12, 13, 14 AND PORTION OF LOT 2 IN BLOCK 112 OF LONG BEACH TOWNSITE, IN THE CITY OF LONG BEACH, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19, PAGES 91, ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF AN UNNAMED ALLEY, NOW KNOWN AS BRONCE WAY VACATED, 10 FEET WIDE, AS SHOWN ON SAID MAP DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF LOT 13 OF SAID BLOCK 112; THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LOT 13 AND ITS NORTHERLY PROLONGATION TO THE SOUTHWESTERLY CORNER OF LOT 12 OF SAID BLOCK 112; THENCE NORTHERLY ALONG THE WESTERLY LINES OF SAID LOTS 12, 10, 8, 6, 4 AND 2 OF SAID BLOCK 112 TO THE NORTHERLY LINE OF THE SOUTHERLY 9 FEET OF SAID LOT 2 IN BLOCK 112; THENCE EASTERLY ALONG SAID NORTHERLY LINE TO THE EASTERLY LINE OF SAID LOT 2; THENCE SOUTHERLY ALONG THE EASTERLY LINES OF SAID LOTS 2, 4, 6, 8, 10 AND 12 TO THE SOUTHEASTERLY CORNER OF SAID LOT 12; THENCE SOUTHERLY ALONG THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID LOT 12 TO THE NORTHERLY LINE OF THE SOUTHERLY ONE-HALF OF SAID BRONCE WAY 10 FEET WIDE; THENCE WESTERLY ALONG SAID NORTHERLY LINE TO THE NORTHERLY PROLONGATION OF THE EASTERLY LINE OF LOT 14 OF SAID BLOCK 112; THENCE SOUTHERLY ALONG SAID PROLONGATION AND SAID EASTERLY LINE OF LOT 14 TO THE SOUTHEASTERLY CORNER OF SAID LOT 14; THENCE WESTERLY ALONG THE SOUTHERLY LINES OF SAID LOTS 14 AND 13 TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 5OO FEET BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN 5OO FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FORM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY DAVID
V. STAFFORD, A MARRIED MAN, AS TO AN UNDIVIDED ONE-HALF INTEREST, BY DEED RECORDED NOVEMBER 10, 1980 AS INSTRUMENT NO. 80-1125017, OFFICIAL RECORDS AND AS RESERVED BY PROCTOR STAFFORD, AS TO AN UNDIVIDED ONE-HALF INTEREST, BY DEED RECORDED DECEMBER 10, 1980, AS INSTRUMENT NO. 80-1236713, OF OFFICIAL RECORDS, AS TO LOTS 2, 4 AND 6 AND RESERVED BY PROCTOR STAFFORD, IN DEED RECORDED JANUARY 12, 1981 AS INSTRUMENT NO. 81-24697, AS TO LOTS 8, 10 AND 12, AND RESERVED BY MITCHELL LAND AND IMPROVEMENT CO., A CALIFORNIA CORPORATION, IN DEED RECORDED JANUARY 8, 1981 AS INSTRUMENT NO. 81-15195 OF OFFICIAL RECORDS, AS TO LOTS 13 AND 14.

PARCEL B:

LOTS 15, 16, 17 AND 18 IN BLOCK 112 OF LONG BEACH TOWNSITE, IN THE CITY OF LONG BEACH, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS PER MAP RECORDED IN BOOK 19, PAGES 91, ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF AN UNNAMED ALLEY, NOW KNOWN AS BRONCE WAY, VACATED 10 FEET WIDE, AS SHOWN ON MAP, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE SOUTHEASTERLY CORNER OF LOT 18 OF SAID BLOCK 112; THENCE WESTERLY ALONG THE SOUTHERLY LINES OF LOTS 18, 17, 16 AND 15 OF SAID BLOCK 112, TO THE SOUTHWESTERLY CORNER OF SAID LOT 15; THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LOT 15 AND ITS NORTHERLY PROLONGATION TO THE NORTHERLY LINE OF THE SOUTHERLY ONE-HALF OF BRONCE WAY 10 FEET WIDE; THENCE EASTERLY ALONG SAID NORTHERLY LINE TO THE NORTHERLY PROLONGATION OF THE EASTERLY LINE OF LOT 18 OF SAID BLOCK 112; THENCE SOUTHERLY ALONG SAID PROLONGATION AND EASTERLY LINE OF SAID LOT 18 TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF PARCEL "B", TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF THE LAND OR ANY PORTION OF SAID LAND WITHIN FIVE HUNDRED (500) FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY UNITED ARTISTS THEATRE CIRCUIT INC., A MARYLAND CORPORATION, AS SUCCESSOR BY MERGER WITH LOSAN REALTY CO., INC., A CORPORATION, FORMERLY UNITED ARTISTS THEATRES OF CALIFORNIA, LTD., A CORPORATION, RECORDED JULY 30, 1982 AS INSTRUMENT NO. 82-771281, OFFICIAL RECORDS.

A.P.N.  7280-029-024

                                    EXHIBIT 2

                         LIST OF DUE DILIGENCE DOCUMENTS

        1. All documents relating to title to the Property, the Title Report and any existing surveys of the Property in Seller's possession.

        2. Copies of plans in Seller's possession for the building and any tenant improvements.

        3. All Leases, subleases, license agreements, names and phone numbers of tenant contacts, list of any landlord or tenant defaults and copies of any notices of default, current rent roll, and all agreements for the payments of any leasing commissions which have not been paid in full.

        4. Any letter of intent (executed or otherwise) with prospective Tenants, leasing update/status-prospective tenant proposals and correspondence.

        5.      Standard lease form.

        6. Historical financials for the Property, including without limitation balance sheets for past three (3) years and year to date, income statements for past three (3) years and year to date, current year operating expense billings, tenant delinquencies and account receivable write-offs (both current and last three (3) years).

        7.      Year-to-date operating statements.

        8. Current operating budget, including comparison of actual to budgeted results.

        9. Copies of all service, maintenance, or other operations contracts.

        10. Copies of real estate tax bills (including special assessments) for prior two (2) years.

        11.     Existing surveys of the Property.

        12.     All as-built plans and specifications (if any).

        13. Any unrecorded reciprocal easement agreements with respect to the Property.

        14. All building permits, certificates of occupancy and other permits and licenses with respect to the Property in Seller's possession.

        15. Any warranties or guaranties in effect with respect to the Property or any component thereof (E.G. roof, HVAC).

        16. Any existing environmental studies, Phase I reports or Phase II prepared for Seller and in Seller's possession, sprinkler or other life safety system reports or testing certifications with respect to the Property.

                            EXHIBIT 2 - PAGE 1 OF 2

        17.     Copies of utility bills for the Property for the past twelve
(12) months, list of utility providers, and copies of utility contracts.

        18. Copies of all billings to tenants for the past twelve (12) months for utilities, taxes, insurance and other CAM charges, together with the supporting calculations of the same.

        19. A list of any tenants with rent pre-paid more than 30 days in advance.














                            EXHIBIT 2 - PAGE 1 OF 2

                                    EXHIBIT 3

                                   GRANT DEED

RECORDING REQUESTED BY:

________________
________________
Attention:

WHEN RECORDED MAIL TO:

________________
________________
Attention:

Assessor's Parcel No. _______________________
________________________________________________________________________________
Mail tax statements to:                      Above Space for Recorder's Use

________________
________________
Attention:

Amount of Documentary Transfer Tax Shown on Attached Paper--Not For Public Record Pursuant to Sections 11932 and 11933 of the California Revenue and Taxation Code.

                                   GRANT DEED

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, PACIFICA DOWNTOWN PLAZA, L.P., a California limited partnership ("GRANTOR"), hereby grants to ______________________________, a
_______________________________, all of that certain real property located in the City of Long Beach, County of Los Angeles, State of California, and legally described in Exhibit A attached hereto and incorporated herein by this reference (the "PROPERTY").

                                        PACIFICA BP INVESTORS I, a California
                                        general partnership

                                        By  PACIFICA DOWNTOWN PLAZA, L.P., a
                                            California limited partnership, its
                                            managing general partner

                                            By  PACIFICA REAL ESTATE GROUP, LLC,
                                                a California limited liability
                                                company, its managing general
                                                partner


                                                By _____________________________
Dated: ____________, 2005                          Name & title:

                             EXHIBIT 3, PAGE 1 OF 4

                             EXHIBIT A TO GRANT DEED

                        LEGAL DESCRIPTION OF THE PROPERTY

PARCEL A:

LOTS 4, 6, 8, 10, 12, 13, 14 AND PORTION OF LOT 2 IN BLOCK 112 OF LONG BEACH TOWNSITE, IN THE CITY OF LONG BEACH, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19, PAGES 91, ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF AN UNNAMED ALLEY, NOW KNOWN AS BRONCE WAY VACATED, 10 FEET WIDE, AS SHOWN ON SAID MAP DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF LOT 13 OF SAID BLOCK 112; THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LOT 13 AND ITS NORTHERLY PROLONGATION TO THE SOUTHWESTERLY CORNER OF LOT 12 OF SAID BLOCK 112; THENCE NORTHERLY ALONG THE WESTERLY LINES OF SAID LOTS 12, 10, 8, 6, 4 AND 2 OF SAID BLOCK 112 TO THE NORTHERLY LINE OF THE SOUTHERLY 9 FEET OF SAID LOT 2 IN BLOCK 112; THENCE EASTERLY ALONG SAID NORTHERLY LINE TO THE EASTERLY LINE OF SAID LOT 2; THENCE SOUTHERLY ALONG THE EASTERLY LINES OF SAID LOTS 2, 4, 6, 8, 10 AND 12 TO THE SOUTHEASTERLY CORNER OF SAID LOT 12; THENCE SOUTHERLY ALONG THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID LOT 12 TO THE NORTHERLY LINE OF THE SOUTHERLY ONE-HALF OF SAID BRONCE WAY 10 FEET WIDE; THENCE WESTERLY ALONG SAID NORTHERLY LINE TO THE NORTHERLY PROLONGATION OF THE EASTERLY LINE OF LOT 14 OF SAID BLOCK 112; THENCE SOUTHERLY ALONG SAID PROLONGATION AND SAID EASTERLY LINE OF LOT 14 TO THE SOUTHEASTERLY CORNER OF SAID LOT 14; THENCE WESTERLY ALONG THE SOUTHERLY LINES OF SAID LOTS 14 AND 13 TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 5OO FEET BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN 5OO FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FORM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY DAVID
V. STAFFORD, A MARRIED MAN, AS TO AN UNDIVIDED ONE-HALF INTEREST, BY DEED RECORDED NOVEMBER 10, 1980 AS INSTRUMENT NO. 80-1125017, OFFICIAL RECORDS AND AS RESERVED BY PROCTOR STAFFORD, AS TO AN UNDIVIDED ONE-HALF INTEREST, BY DEED RECORDED DECEMBER 10, 1980, AS INSTRUMENT NO. 80-1236713, OF OFFICIAL RECORDS, AS TO LOTS 2, 4 AND 6 AND RESERVED BY PROCTOR STAFFORD, IN DEED RECORDED JANUARY 12, 1981 AS INSTRUMENT NO. 81-24697, AS TO LOTS 8, 10 AND 12, AND RESERVED BY MITCHELL LAND AND IMPROVEMENT CO., A CALIFORNIA CORPORATION, IN DEED RECORDED JANUARY 8, 1981 AS INSTRUMENT NO. 81-15195 OF OFFICIAL RECORDS, AS TO LOTS 13 AND 14.

PARCEL B:

LOTS 15, 16, 17 AND 18 IN BLOCK 112 OF LONG BEACH TOWNSITE, IN THE CITY OF LONG BEACH, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS PER MAP

                             EXHIBIT 3, PAGE 2 OF 4

RECORDED IN BOOK 19, PAGES 91, ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF AN UNNAMED ALLEY, NOW KNOWN AS BRONCE WAY, VACATED 10 FEET WIDE, AS SHOWN ON MAP, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE SOUTHEASTERLY CORNER OF LOT 18 OF SAID BLOCK 112; THENCE WESTERLY ALONG THE SOUTHERLY LINES OF LOTS 18, 17, 16 AND 15 OF SAID BLOCK 112, TO THE SOUTHWESTERLY CORNER OF SAID LOT 15; THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LOT 15 AND ITS NORTHERLY PROLONGATION TO THE NORTHERLY LINE OF THE SOUTHERLY ONE-HALF OF BRONCE WAY 10 FEET WIDE; THENCE EASTERLY ALONG SAID NORTHERLY LINE TO THE NORTHERLY PROLONGATION OF THE EASTERLY LINE OF LOT 18 OF SAID BLOCK 112; THENCE SOUTHERLY ALONG SAID PROLONGATION AND EASTERLY LINE OF SAID LOT 18 TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF PARCEL "B", TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF THE LAND OR ANY PORTION OF SAID LAND WITHIN FIVE HUNDRED (500) FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY UNITED ARTISTS THEATRE CIRCUIT INC., A MARYLAND CORPORATION, AS SUCCESSOR BY MERGER WITH LOSAN REALTY CO., INC., A CORPORATION, FORMERLY UNITED ARTISTS THEATRES OF CALIFORNIA, LTD., A CORPORATION, RECORDED JULY 30, 1982 AS INSTRUMENT NO. 82-771281, OFFICIAL RECORDS.

A.P.N.  7280-029-024



                             EXHIBIT 3, PAGE 3 OF 4

State of California    )
                       )  ss.
County of _______      )

On _____________, 2005, before me, a notary public for said state, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon whose behalf the person acted, executed the instrument.

WITNESS my hand and official seal.



_____________________________________



                             EXHIBIT 3, PAGE 4 OF 4

                      REQUEST THAT STATEMENT OF DOCUMENTARY
                          TRANSFER TAX NOT BE RECORDED


___________________
Recorder County of Los Angeles
___________________
Los Angeles, California ______


Dear Mr./Mrs._________:

        The undersigned hereby requests that this statement of transfer tax due not be recorded with the attached Grant Deed, but be affixed to the Grant Deed after recordation and before the Grant Deed is returned as directed on the Grant Deed.

        The attached Grant Deed names PACIFICA BP INVESTORS I, a California general partnership, as Grantor, and _______________________________________________________, a
______________________________, as Grantee. The Property, as such term is defined in the attached Grant Deed, is located in the City of Long Beach, County of Los Angeles, State of California, and is being conveyed subject to all non-delinquent real property taxes, special assessments, if any, and all other liens, easements, encumbrances, covenants, conditions, restrictions and matters or record. The amount of the Documentary Transfer Tax due on the Grant Deed is $__________, which was computed on the full value of the Property.

        This request is made pursuant to Sections 11932 and 11933 of the California Revenue and Taxation Code.


Dated:   __________, 2005        _______________________________________________
                                 Signature of Declarant or Agent determining tax

                                 Print name_____________________________________


                             EXHIBIT 3, PAGE 5 OF 4

                                    EXHIBIT 4

                       ASSIGNMENT AND ASSUMPTION OF LEASES


        THIS ASSIGNMENT OF LEASES ("ASSIGNMENT") dated __________, 2005, is executed by and between PACIFICA BP INVESTORS I., a California general partnership ("ASSIGNOR"), and
_____________________________________________________ ("ASSIGNEE").

        RECITALS:

        A. Assignor and Assignee entered into that certain Purchase and Sale Agreement dated April 4, 2005 (the "PURCHASE AGREEMENT"), respecting the sale of the Property (as defined in the Purchase Agreement).

        B. Under the Purchase Agreement, Assignor is obligated to assign to Assignee any and all of Assignor's right, title and interest in and to all leases, licenses, rental agreements or occupancy agreements relative to the Property, together with all rents, issues and profits thereunder (collectively, the "TENANT Leases").

        AGREEMENTS:

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Leases, and Assignee hereby accepts such assignment.

        2. Assignor has not assigned to any other person or entity the Tenant Leases. Assignor shall indemnify, protect, defend (with counsel chosen by Assignee) and hold harmless Assignee from and against any and all claims of (1) prior assignment of Tenant Leases or (2) breach by Assignor of any of the lessor's obligations under the Tenant Leases accruing prior to the Closing (as defined in the Purchase Agreement).

        3. Assignor hereby covenants that Assignor will, at any time, and from time to time, upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such additional documents as may be reasonably required in order fully to assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns the Tenant Leases and to protect Assignee's right, title and interest in and to the Tenant Leases and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Tenant Leases.

        4. Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing on or after the Closing. Assignee shall indemnify, protect, defend, and hold harmless Assignor from and against all claims of breach by Assignee of the lessor's obligations under the Tenant Leases accruing on and after the Closing. Assignor agrees to indemnify, protect, defend, and hold Assignee harmless from and against all claims of breach by Assignor of the lessor's obligations under the Tenant Leases accruing prior to the Closing.

                             EXHIBIT 4 - PAGE 1 OF 2

        5. In the event of any action or suit by a party hereto against the other party by reason of any breach of any of the covenants, conditions agreements or provisions on the part of the other party arising out of this Assignment, then the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

              "ASSIGNOR:"                             "ASSIGNEE:"

PACIFICA BP INVESTORS I, a California
general partnership

By PACIFICA DOWNTOWN PLAZA,  L.P., a
   California limited partnership, its
   managing general partner

   By  PACIFICA REAL ESTATE GROUP, LLC,
       a California limited liability
       company, its managing general
       partner

       By _____________________________
          Name & title:





                             EXHIBIT 4 - PAGE 2 OF 2

                                    EXHIBIT 5

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

        THIS ASSIGNMENT OF CONTRACTS ("ASSIGNMENT") dated __________________, 2004, is executed by and between PACIFICA BP INVESTORS I, a California general partnership ("ASSIGNOR"), and
______________________________________________________ ("ASSIGNEE").

        RECITALS:

        A. Assignor and Assignee entered into that certain Purchase and Sale Agreement dated April 4, 2004 (the "PURCHASE AGREEMENT"), for the purchase and sale of certain real property (the "PROPERTY") more particularly described in the Purchase Agreement.

        B. This Assignment is being made pursuant to the terms of the Purchase Agreement for the purpose of assigning to Assignee all of Assignor's right, title and interest in and to those certain contracts, warranties and guaranties, together with all supplements, amendments and modifications thereto approved by Buyer pursuant to the Contract (collectively, the "CONTRACTS"). The Contracts are more particularly described in EXHIBIT __ attached hereto,

        AGREEMENTS:

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Effective as of the Closing (as such term is defined in the Purchase Agreement), Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Contracts and all of Assignor's right, title, interest, benefits and privileges thereunder, and Assignee hereby accepts such Assignment.

        2. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Contracts first accruing on or after the Closing and shall have no application to obligations accruing prior to the Closing.

        3. In the event of any action or suit by a party hereto against the other party by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

               "ASSIGNOR:"                             "ASSIGNEE:"

PACIFICA BP INVESTORS I, a California
general partnership

By PACIFICA DOWNTOWN PLAZA, L.P., a
   California limited partnership, its
   managing general partner

   By  PACIFICA REAL ESTATE GROUP, LLC,
       a California limited liability
       company, its managing general
       partner

       By _____________________________
          Name & title:

                                   EXHIBIT 5

                                    EXHIBIT 6

                                  BILL OF SALE

        THIS BILL OF SALE dated ____________, 2004, is executed by PACIFICA BP INVESTORS I, a California general partnership ("SELLER"), in favor of ____________________________ ("BUYER").

        RECITALS:

        A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of April 4, 2004 (the "PURCHASE AGREEMENT"), respecting the sale of certain Property (as defined in the Purchase Agreement).

        B. Under the Purchase Agreement, Seller is obligated to transfer to Buyer any and all of Seller's right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the Improvements (as defined in the Contract), if any (collectively, the "PERSONAL PROPERTY").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer, without warranty express or implied, all of the Personal Property, including the Personal Property described in EXHIBIT __ attached hereto.


                                        PACIFICA BP INVESTORS I, a California
                                        general partnership

                                        By PACIFICA DOWNTOWN PLAZA, L.P., a
                                           California limited partnership, its
                                           managing general partner

                                           By  PACIFICA REAL ESTATE GROUP, LLC,
                                               a California  limited liability
                                               company, its managing general
                                               partner

                                               By ______________________________
                                                  Name & title:

                                   EXHIBIT 6

                                    EXHIBIT 7

                               GENERAL ASSIGNMENT

        THIS GENERAL ASSIGNMENT (the "ASSIGNMENT") is dated _________________, 2004, executed by PACIFICA BP INVESTORS I, a California general partnership ("ASSIGNOR"), and ______________________________________________________
("ASSIGNEE").

        RECITALS:

        Assignor is the owner of that certain land, appurtenances and improvements (collectively the "REAL PROPERTY") located in the City of Long Beach, City of Los Angeles, California, commonly known as 211 E. Ocean Boulevard, Long Beach, California. The Real Property is being conveyed by Assignor to Assignee pursuant to a grant deed (the "GRANT DEED").

        AGREEMENTS:

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee, without warranty, all of Assignor's right, title, interest, benefits and privileges, if any, in and to the following described property (collectively, the "RIGHTS"):

        1. All construction, engineering, consulting, architectural and other similar contracts and any and all amendments and modifications thereto, concerning the design or construction of any or all of the Real Property and all warranties with respect thereto (including all statutory, express and implied warranties);

        2. All architectural drawings plans, specifications, soils tests, appraisals, engineering reports and similar materials relating to any or all of the Real Property;

        3. All payment and performance bonds or guaranties and any and all modifications and extensions thereof relating to the Real Property;

        4. All governmental entitlements (including, but not limited to, all environmental impact reports, negative declarations, map approvals, conditional use permits, building permits and certificates of occupancy for the Improvements), permissions, environmental clearances, authority to subdivide the Land, rights, licenses and permits which relate to all or any of the Real Property;

        5. All general intangibles relating to the development or use of the Real Property, including, without limitation, all names under which or by which the Real Property or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Real Property;

        6. All refunds and payments of any kind relating to the construction, operation, occupancy, use and/or disposition of any or all of the Real Property; and

        7. All proceeds and claims arising on account of any damage to or taking of the Real Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property.


                            EXHIBIT 7 - PAGE 1 OF 2

        IN WITNESS WHEREOF, the undersigned have executed this Assignment, effective as of the date first set forth above.

                "ASSIGNOR:"                          "ASSIGNEE:"

PACIFICA BP INVESTORS I, a California
general partnership

By PACIFICA DOWNTOWN PLAZA, L.P., a
   California limited partnership, its
   managing general partner

   By  PACIFICA REAL ESTATE GROUP, LLC,
       a California limited liability
       company, its managing general
       partner

       By _____________________________
          Name & title:




                            EXHIBIT 7 - PAGE 2 OF 2

                                    EXHIBIT 8

                                FIRPTA AFFIDAVIT

               CERTIFICATE OF TRANSFEROR OTHER THAN AN INDIVIDUAL

        Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ________________________, a _______________________
("TRANSFEREE"), the transferee of certain real property located in the County of _____________, State of California, commonly known as _________________
______________________________, which is legally described on EXHIBIT A attached hereto, that withholding of tax is not required upon the disposition of such U.S. real property interest by _________________________, a
__________________________ ("TRANSFEROR"), the undersigned hereby certifies the following on behalf of Transferor:

        1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

        2. Transferor is not a disregarded entity as defined in Income Tax Regulations ss.1.1445-2(b)(2)(iii);

        3. Transferor's U.S. employer identification number is ____________; and

        4.      Transferor's office address is _____________________.

        Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                     PACIFICA BP INVESTORS I, a California
                                     general partnership

                                     By PACIFICA DOWNTOWN PLAZA, L.P., a
                                        California limited  partnership, its
                                        managing general partner

                                        By  PACIFICA REAL ESTATE GROUP, LLC, a
                                            California limited liability
                                            company, its managing general
                                            partner

Dated: _____________, 2005                  By __________________________
                                               Name & title:

        NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the Internal Revenue Service if requested to do so during that period.

                                   EXHIBIT 8

                                    EXHIBIT 9

                       FORM OF TENANT ESTOPPEL CERTIFICATE

        [All blanks shall be completed by Seller prior to delivery of Estoppel Certificate to Tenant.]

From:           _____________________________________________
                _____________________________________________
                _____________________________________________
                ("Tenant")

To:             Harvard Property Trust, LLC,
                d/b/a Behringer Harvard Funds, or assigns
                _____________________________________________
                _____________________________________________
                _____________________________________________
                ("Buyer")

                _____________________________________________
                _____________________________________________
                _____________________________________________
                ("Landlord")

Lease: Lease dated _____________, ______, between Landlord and________ _______________________________, a _____________________________
                [IF THE TENANT ENTITY IS THE SAME AS THE ORIGINAL TENANT, THE WORD "TENANT" MAY BE INSERTED, BUT, IF TENANT ENTITY ABOVE DEFINED DIFFERS FROM THE ORIGINAL TENANT, THE ORIGINAL TENANT ENTITY NEEDS TO BE INSERTED HERE, AS THIS IS A DESCRIPTION OF THE ORIGINAL LEASE DOCUMENT], covering the Premises (as defined below), consisting of the following documents ______________ [list all Lease documents and attachments, including exhibits, addenda, work letters, parking agreements, and roof license agreements; documents entered into after the Lease should be listed in Paragraph 1 below] as modified, altered or amended (as further described in Paragraph 1 below) (the "Lease").

Premises:       Suite(s) ______, consisting of a total of ______________
                rentable square feet, (the "Premises") located in the building known as _________ having an address of ______________________
                _________________________(the "Building").

        Tenant hereby certifies to Landlord, Buyer and other Benefited Parties (as hereinafter defined) as follows:

        1. Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except as follows: [COMMENCEMENT AGREEMENTS, MODIFICATIONS, ASSIGNMENTS OR AMENDMENTS TO THE LEASE AND ALL LETTER OR SIDE AGREEMENTS OR, IF NONE, STATE "NONE".]


                            EXHIBIT 9 - PAGE 1 OF 2

        2. The Initial Term of the Lease commenced on ____________________, _____, and the current term will expire on _________________________, _____. [IF
APPLICABLE: THE TENANT HAS AN OUTSTANDING OPTION TO RENEW THE LEASE (WHICH HAS NOT BEEN WAIVED OR LAPSED) FOR ________________________ (_____) ADDITIONAL __________________ FOLLOWING THE EXPIRATION DATE OF THE CURRENT TERM. Tenant has accepted and is presently occupying the Premises.

        3. The Base Rent under the Lease is currently $ ______ per month. Base Rent is subject to increase in accordance with the following: __________ [REFERENCE THE SECTION OR PARAGRAPH NUMBERS OF THE DOCUMENT WHERE RENT INCREASES ARE ADDRESSED]. Tenant is responsible to pay, as additional rent, its pro rata share (____%) of Operating Expenses for the Building in excess of Base Operating Expenses, which are the Operating Expenses for calendar year ______. Tenant has fully paid all Rent and other sums payable under the Lease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance.

        4. Tenant is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default. As of the date of this Certificate, Landlord is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.

        5. All construction to be performed and the improvements to be installed by Landlord on the Premises as a condition to Tenant's acceptance of the Premises, if any, have been completed and fully accepted by Tenant. To Tenant's knowledge, all leasing commissions that have become due and payable in respect of the Lease prior to the date of this Certificate have been paid.

        6. As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment or rent and other sums due or to become due under the Lease or against the performance of any other of Tenant's obligations under the Lease.

        7. Tenant has paid to Landlord a security deposit in the amount of $ ___________ [ALTERNATIVELY: LANDLORD IS HOLDING A LETTER OF CREDIT TO SECURE TENANT'S OBLIGATION UNDER THE LEASE IS THE AMOUNT OF $______________.]. [THE OBLIGATIONS OF TENANT ARE GUARANTEED BY _________________, IN ACCORDANCE WITH THE TERMS OF THE GUARANTY DATED _____________.]

        8. The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

        9. For purposes hereof, the term "Benefited Parties" means: (a) Landlord; (b) Buyer and its successors, assigns and designees (including, without limitation, any tenant in common acquiring an interest in the Building by or through Buyer); and (c) any lender to which any party described in the foregoing clause (b) grants a deed of trust or other lien upon the Building. Tenant understands that one or more of the Benefited Parties will rely on the statements set forth herein as an inducement to make an investment in the Building.

        10.     Tenant is not in bankruptcy.

        EXECUTED on this _____ day of __________________.

                                        "TENANT"

                                        ________________________________________

                                        By: _____________________________


                             EXHIBIT 9 - PAGE 2 OF 2